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Exhibit 10.3

                          License Agreement

     This License Agreement ("Agreement") is entered into and effective the 3rd of March, 2003 by and between I.S.G Group, Inc., d/b/a Insurance Solutions Group, a New York corporation (hereinafter referred to as "ISG") and Cordia Corporation, a Nevada corporation (hereinafter referred to as "Cordia") and sets forth the terms and conditions under which the Subrogation Claims Management System software known as "SUBRO AGS" will be licensed by Cordia to ISG.

1.  License.

Cordia maintains all rights, title and interest in the underlying source code and development of source code of SUBRO AGS, including all applicable copyrights, trade secrets, patents and other intellectual rights therein. Cordia shall retain a copy of the underlying source code.

Cordia shall provide ISG with a copy of the underlying source code and hereby grants an exclusive right to the name SUBRO AGS and applicable trademarks associated with that name. Cordia further grants to ISG a non-exclusive worldwide right and unlimited license to use, copy, distribute, resell SUBRO AGS, and sublicensing rights of any of the foregoing in accordance with the terms and conditions of this Agreement, provided that ISG duplicate all of the original copyright notices and associated disclaimers.

2. Payment. ISG shall pay Cordia a total of $250,000 for the unlimited license to SUBRO AGS. ISG shall pay to Cordia $100,000 upon execution of this Agreement and monthly installments of $6,000 for a period of twenty-five (25) months. Monthly payments are due on the 1st of each month with the first payment due on April 1, 2003. Cordia shall provide software updates and maintenance, as necessary, during this twenty-five (25) month period.

3. Revocation of License. Cordia reserves the right to revoke this license if ISG fails to make its initial payment or successive monthly payments within ten (10) business days after its due date.

4.  Limitation of Liability.

CORDIA SPECIFICALLY DISCLAIMS ANY WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SUBRO AGS AND ACCOMPANYING DOCUMENTATION, IF ANY, PROVIDED HEREUNDER ARE PROVIDED "AS IS". CORDIA HAS NO OBLIGATION TO PROVIDE MAINTENANCE, SUPPORT, UPDATES, ENHANCEMENTS, OR MODIFICATIONS.

IN NO EVENT SHALL CORDIA BE LIABLE FOR ANY DIRECT, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE OF DATA OR PROFITS, WHETHER IN AN ACTION OF CONTRACT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF SUBRO AGS.

5. Indemnification. ISG AGREES THAT CORDIA SHALL NOT BE RESPONSIBLE FOR ANY THIRD-PARTY CLAIMS AGAINST IT THAT ARISE FROM USE SUBRO AGS.

6. Settlement of Disputes. In the event of any controversy or claim arising from or relating to this Agreement, or the making, performance or interpretation of it, the parties initially will attempt to resolve their dispute privately, in good faith, within ten (10) business days. If the dispute can not be resolved privately, the dispute is to be settled in accordance with the rules of the American Arbitration Association. The choice of an arbitrator will be subject to the agreement of the Parties hereto, or as chosen under the rules of that Association if there is no agreement. A judgment upon the arbitration award may be entered in any court having
jurisdiction over the subject matter of the claim or controversy.   The
prevailing Party may be awarded reasonable costs and attorney's fees.
7. Modification. No modification, amendment, supplement to, or waiver of the Agreement or any of its provisions shall be effective and binding upon the Parties unless it is made in writing and duly signed by the Parties.

8. Assignment. This Agreement may not be assigned by either party without the written consent of the other party. Nothing in this Agreement is intended to confer upon any person, other than the parties hereto and their successor, any rights or remedies under of by reason of this Agreement. All assignments or attempted assignments shall be deemed valid only if in writing.

9. Severability. In the event any section, paragraph or portion of this Agreement is deemed by any court having jurisdiction of the subject matter of this Agreement to be void, voidable or invalid for any reason, this Agreement otherwise will be deemed to be valid and enforceable as if the void, voidable or invalid section, paragraph or portion of this Agreement had not been a part of this Agreement in the first instance.

10. Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements, understandings, statements or proposals, and representations, whether written or oral.

11. Governing Law. This Agreement will be governed by the law of the State of New York, without regard to its choice of law rules.

12. Rule of Construction. No rule of construction requiring interpretation against the drafting Party hereof shall apply in the interpretation of this Agreement.

13. Waiver. The waiver or failure of a party to exercise any of its rights hereunder shall not be deemed a waiver of any future right in regard to the same matter or any other matter.

14. Stipulation Concerning Statute of Limitations. No action, regardless of form, arising out of this Agreement shall be brought more than two (2) years after the cause of action occurred.

15. Notices. Unless subsequently changed by a Party, all written correspondence required by this Agreement must be addressed to the Party at the following address:

Cordia Corporation                     ISG
  Patrick Freeman, CE                        Jennifer Peck, Vice President
  54 Danbury Road, #370                      Director IT
  Ridgefield, CT 96877                       1055 Portion Road
                                             Farmingville, New York 11738


16. Headings. The Headings herein are for convenience only and shall not be deemed to limit or affect any of the provisions thereof.



IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have executed this Agreement.


Cordia Corporation                        ISG Group, Inc.

By: /s/                                      By: /s/
   --------------------                         ---------------------
  Patrick Freeman                               Jennifer Peck
  Chief Executive Officer                       Vice President